Exhibit 99.1

SAVIENT PHARMACEUTICALS

Executive Appointment Call

February 1, 2012

PARTICIPANTS

Corporate Participants

Philip K. Yachmetz – Secretary, Senior Vice President & General Counsel

Stephen O. Jaeger – Non-Executive Chairman

David Y. Norton – Interim Chief Executive Officer

Louis Ferrari – Senior Vice President-North American Commercial

Other Participants

Salveen J. Richter – Analyst, Collins Stewart LLC

Joseph P. Schwartz – Analyst, Leerink Swann LLC

Steve Byrne – Analyst, Bank of America Merrill Lynch

Eric Schmidt – Analyst, Cowen & Co.

Matthew J. Lowe – Analyst, JPMorgan Securities LLC

MANAGEMENT DISCUSSION SECTION

Operator Introduction

Good morning, ladies and gentlemen, and thank you for standing by. Welcome to Savient’s Conference Call. At this time all participants are in listen-only mode. Later we will conduct a question-and-answer session. [Operator Instructions]

As a reminder, this conference will be recorded. I would now like to introduce your host for today, Mr. Philip Yachmetz, Senior Vice President and General Counsel for Savient Pharmaceuticals. Please go ahead.

Philip K. Yachmetz, Secretary, Senior Vice President & General Counsel

Thank you, operator. Good morning, everyone and thank you for joining us this morning to discuss the announcement we made earlier. A copy of the press release we issued this morning can be found on our website www.savient.com.

Before we begin today’s call, I would like to read our Safe Harbor statement. Comments made during this conference call will contain forward-looking statements that involve risks and uncertainties regarding the operations and future results of Savient Pharmaceuticals. In particular, we need to stress that when we discuss information regarding the safety and efficacy of KRYSTEXXA®, status of our KRYSTEXXA marketing efforts and additional plans related thereto, market demand and reimbursement for KRYSTEXXA, our view of the refractory chronic gout or RCG market, and our market expansion plans including the marketing authorization application pending before the European Medicines Agency are forward-looking statements. No inference of the overall success of these matters can be implied, as they are subject to a number of risks and uncertainties. We encourage you to review our press release dated February 1, 2012, and our company’s filings with the Securities and Exchange Commission, including without limitation our Form 10-Q, which was filed on November 8, 2011. Each of these contain important factors that may cause actual results or events to differ materially from those described in the forward-looking statements.

Furthermore, the content of this conference call contains time-sensitive information that is accurate only as of the date of this live broadcast February 1, 2012. We undertake no obligation to revise or update our statements to reflect events or circumstances that occur after the date of this conference call.

Joining me on the call today is Stephen Jaeger, our Chairman and our new Interim Chief Executive Officer, David Norton. Ken Zuerblis, our Chief Financial Officer and Lou Ferrari, our Executive Vice President & President of North American Commercial Operations are also in the room with us and will be available during the Q&A portion of this morning’s call.

With that, I will now turn the call over to Stephen Jaeger, our Chairman.

Stephen Jaeger, Non-Executive Chairman

Thank you Phil. Good morning and thank you for joining us. As we announced this morning, David Norton has been appointed to the role of Interim Chief Executive Officer of Savient, replacing John Johnson, who has resigned from his position to become President, Chief Executive Officer and Chairman-Elect of Dendreon Corporation.

For those of you who are not familiar with David, he is a well-respected executive with 38 years of experience in the pharmaceutical and biotechnology industry. He is a valued member of our Board and a critical contributor to the growth Savient has realized. I have been impressed by the depth and breadth of his expertise as well as his leadership abilities.

Prior to joining Savient, David spent 32 years at Johnson & Johnson and held a wide range of management positions in Europe, Australia, New Zealand and the United States.

We look forward to leveraging David’s global commercial expertise, specifically in developing and leading strategic growth agendas, to increase awareness and understanding of KRYSTEXXA and achieve our goal of bringing relief to patients suffering from refractory chronic gout around the world.

Given David’s extensive experience and familiarity with Savient and its growth strategy, we anticipate that this will be a seamless transition.

Over the past year, we have assembled a deep bench of talented, experienced and dedicated pharmaceutical executives who are committed to the continued success of KRYSTEXXA. In order to fully leverage the expertise of our management team, today we also announced that Lou Ferrari has been promoted to the role of Executive Vice President, President North American Commercial Operations. In his new role, Lou will work hand in hand with David to maximize our commercial operations and help drive Savient forward. With Lou’s commercial expertise, David’s leadership and the significant experience and dedication of our strong management team, I am confident that Savient is in good hands.

Before I turn the call over to David for some remarks, I would like to briefly discuss the success we are having with KRYSTEXXA.

As you know, our core asset, KRYSTEXXA, is the first and only FDA approved therapy for the treatment of RCG, a condition with tremendous unmet medical need. We have made great strides over the past year in the commercialization of KRYSTEXXA and believe we have laid the foundation for KRYSTEXXA’s long-term success. We achieved many milestones in 2011 including: building our commercial infrastructure, receiving a permanent J-Code, publishing our Phase III data in JAMA, establishing our peer network, reaching over 90% of our tier 1 rheumatologists, filing our MAA application for approval in the EU and many more. Now, for the first time, we have the key building blocks in place, and as we continue to focus on education and awareness, I am confident that we are well positioned to capitalize on the significant long-term potential of KRYSTEXXA.

As we’ve previously noted, we estimated that the United States RCG market to be approximately 120,000 patients, or 4.2% of the overall annual treated gout population. We expect the United States RCG market to grow at a rate similar to the overall gout market, which is approximately 3.5% annually. Further, the prevalence of gout is even larger outside the United States.

With that, I would like to hand it over to David.

David Y. Norton, Interim Chief Executive Officer

Good morning everyone and thank you, Stephen.

I’d like to start off by saying how honored I am that the Board has chosen me to lead Savient during such an exciting time for the Company.

As Stephen mentioned, I have extensive experience in the pharmaceutical and biotechnology industry, most notably from my many years at Johnson & Johnson. Prior to joining the Savient Board, I was Company Group Chairman, Global Pharmaceuticals for Johnson & Johnson, where I was responsible for leading and developing the strategic growth agenda, including strategy for licensing, acquisitions and divestments, and ensuring alignment with global strategic functions, research and development and the commercial organizations.

As a member of the Savient Board, I’ve been intimately involved in determining the strategic direction of the Company and strongly believe in the long-term prospects of KRYSTEXXA. I’m looking forward to leveraging my experience and the strength of the existing management team to further the Company’s success.

I’m impressed by all Savient has accomplished over the past year. Now that we have all the necessary pieces in place, we are well positioned to leverage the heightened awareness of refractory chronic gout and KRYSTEXXA to further enhance the reach of the drug.

I know that there is still much to do and I am eager to continue building on the momentum the team has generated. Looking forward, we plan to improve the traction of the U.S. launch, including building on the depth and breadth of KRYSTEXXA sales, continuing our education and awareness programs as well as beginning phase two of our launch.

We are also committed to attaining regulatory approval in Europe and beginning commercialization. There is currently no available EMA approved treatment for RCG in Europe, so we are really excited about the prospects for KRYSTEXXA. Dave Veitch, a seasoned veteran, will head up our European operations as President of Savient in Europe, and we have engaged regional medical scientists and have reimbursement plans and KOL engagement underway. The foundation for making KRYSTEXXA available on a named patient basis is in place, and we expect KRYSTEXXA to be available shortly. We are working hard to ensure that we are able to hit the ground running when we receive EMA approval. At the same time, we will also continue to assess opportunities and the potential partnerships for the rest of the world.

Finally, I am sure that you also saw that we announced that we expect KRYSTEXXA sales for the fourth quarter 2011 to be in the range of $2.8 to $3.0 million. Sales of KRYSTEXXA continued to move in the right direction and are indicative of the progress we are making.

And as previously mentioned, we ended the third quarter with approximately $202 million in cash, cash equivalents and short-term investments. At that time we said we had enough cash, cash equivalents and short-term investments to fund our operations for at least 18 months. We’ll have more to say and further detail to offer on our fourth quarter and year-end call scheduled for February 27, but in light of today’s news, we wanted to give you a snapshot of where we are.

I’m excited about this opportunity and look forward to working with the Board, the management team and our talented employees to build on our recent accomplishments and further the commercialization of KRYSTEXXA.

With that I’ll turn it back over to Stephen.

Stephen Jaeger, Non-Executive Chairman

Thanks very much, David.

That concludes our prepared remarks, let me turn the call back over to the operator and we will open up the call up for questions and answers.

QUESTION AND ANSWER SECTION

Operator: We are now opening the line for questions. [Operator Instructions] Thank you. Your fist question is coming from Salveen Richter with Collins Stewart.

<Q – Salveen Richter – Collins Stewart LLC>: Hi, thanks for taking my question. David, just wanted to get some color on, given John’s departure, how will that affect the KRYSTEXXA launch and the strategic outlook for the company, and just maybe basically if your outlook here or strategic view differs from the prior view?

<A – David Norton – Savient Pharmaceuticals, Inc.>: Look, we are looking for a pretty seamless transition here. The senior management is in place, and I give credit to John for building an established team of strong professionals. I look to lean on them and continue it. Obviously, I may add my own flavor, but I – we are looking as an organization and as a Board as a seamless transition to continue gaining traction for the drug. We’ll obviously have more detail about that in the earnings call in February. But you still look today that the sales we put out prematurely were in line with estimates, maybe a little higher than some estimates, so we’re pretty confident in the direction right now.

<Q – Salveen Richter – Collins Stewart LLC>: Okay. Can you give us any color on January trends just given receipt of the J-Code and now that you have the MSLs on Board as well?

<A – David Norton – Savient Pharmaceuticals, Inc.>: Look, I may say this a couple of times this morning, but I’d probably like to refrain from doing that till February 27; this is day one. For me, it’s a change of the organization, so it’s probably appropriate to do it at that time.

<Q – Salveen Richter – Collins Stewart LLC>: Okay. Thank you.

Operator: Your next question comes from the line of Joseph Schwartz with Leerink.

<Q – Joseph Schwartz – Leerink Swann LLC>: Hi, thanks. I think John had last said that he expected an acceleration mid-year, if I’m not mistaken. I know those expectations have changed a couple times, but can you bring us up to speed, if that’s the case, is when you expect to gain more traction?

<A – David Norton – Savient Pharmaceuticals, Inc.>: Yeah, I think if I recall correctly, John said that traction would start to pick up in the second quarter. And obviously you folks will be able to look at that after we present the fourth quarter results, you’ll be able to see that. But I will stay with John’s suggestion and his comments that the second quarter is where we expect to see it picking up.

<Q – Joseph Schwartz – Leerink Swann LLC>: Okay. And as far as the EMA approval process goes, can you give us any color on how you’ve been navigating the questioning phases since it is broken up in that way?

<A – David Norton – Savient Pharmaceuticals, Inc.>: That’s correct. We’re answering the questions now. We expect, and I think this was what was referenced before that this would be launched in the second half of the year. But we are on track to do that and we have not had any reason to believe that that would change.

<Q – Joseph Schwartz – Leerink Swann LLC>: Great, thank you.

Operator: Your next question comes from the line of Steve Byrne with Bank of America.

<Q – Steve Byrne – Bank of America Merrill Lynch>: Hi, David. With this product being on the market now for a year, from your vantage point looking back, would you say that it was priced appropriately? And perhaps more importantly, what would be your outlook for potential pricing action going forward?

<A – David Norton – Savient Pharmaceuticals, Inc.>: Look, again, it might be a little premature. I think we have to look at that. I think it’s a fair question. Give me a little time to look at it and see where we go. But again, I think this call was really about the management change. I will look in and dig in with the team and looking at the product, but I think it’s a fair question and you can ask me that next time. How about that?

<Q – Steve Byrne – Bank of America Merrill Lynch>: All right, very well. Thank you.

Operator: Your next question comes from the line of Eric Schmidt with Cowen & Company.

<Q – Eric Schmidt – Cowen & Co.>: Hey, good morning. David, you mentioned, I think, that John during his tenure built a group of highly qualified individuals. How do you retain such individuals in his absence? And is there a plan already in place to offer maybe compensation incentives?

<A – David Norton – Savient Pharmaceuticals, Inc.>: Well, look, I do give credit to John for building this team. Some of them I know, because I worked with them at Johnson & Johnson. So, John has a relationship, but so do I. It is important for us to maintain this management team. They are excellent. You would have seen that Lou Ferrari got a promotion, and that’s a reflection of the organization’s confidence in him. Ken Bahrt is critical to the organization from a development point of view. I’ve spent time with Ken already. And of course, you know you asked about retention programs, you would expect us to be looking at those and I don’t think we’ll be any different to any other company.

<Q – Eric Schmidt – Cowen & Co.>: Thank you.

Operator: Your next question comes from the line of Cory Kasimov with JPMorgan.

<Q – Matthew Lowe – JPMorgan Securities LLC>: Hi, there. It’s actually Matt Lowe in for Cory today. I was just wondering going forward in the future, is there a particular area that you may be more focused on than in the past, maybe perception of infusion reactions, awareness of the drug in general, reimbursement, anything that you kind of will be more focused on in the future. And then I guess a follow-up question would be, if there was any adverse effect of physicians waiting for the J-code in January and adverse effect on the 4Q sales trend? Thanks.

<A – David Norton – Savient Pharmaceuticals, Inc.>: Look, let me address the strategy question first. I think we are on track to maintain the same approach that we’ve had before addressing the issues. In relation to the J-code, maybe I think it’s best if Lou can answer that. He’s been pretty closely involved. So he can give you the real specifics around that.

<A – Louis Ferrari – Savient Pharmaceuticals, Inc.>: All right, thank you. I think that you know, as John has said in the past of the J-code, I think the approval – I guess, the approval with the J-code has been received very well, but it does take time for the J-code to get loaded. And it does take time for that to take place in the system in the computerized systems and so on. I also would say that, it does make ease of reimbursement a lot better, especially in the rheumatology community. But our strategy at all has not changed and the way we look at that has not changed at all.

<A – David Norton – Savient Pharmaceuticals, Inc.>: Are there any further questions?

Operator: Thank you. That was your final question. Ladies and gentlemen, this does conclude your call for today. You may now disconnect.